Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Rimini Street, Inc.

Date: October 20, 2017

GPIAC, LLC

By:	/s/ Alvaro Lopes da Silva Neto
Name:	Alvaro Lopes da Silva Neto
Title:	Officer

RMNI InvestCo, LLC

By:	/s/ Alvaro Lopes da Silva Neto
Name:	Alvaro Lopes da Silva Neto
Title:	Officer

GP Investments, Ltd.

By:	/s/ Antonio Bonchristiano
Name:	Antonio Bonchristiano
Title:	Chief Executive Officer

By:	/s/ Alvaro Lopes da Silva Neto
Name:	Alvaro Lopes da Silva Neto
Title:	Chief Financial Officer

GPIC, Ltd.

By:	/s/ Antonio Bonchristiano
Name:	Antonio Bonchristiano
Title:	Director

By:	/s/ Alvaro Lopes da Silva Neto
Name:	Alvaro Lopes da Silva Neto
Title:	Director

Alvaro Lopes da Silva Neto

By:	/s/ Alvaro Lopes da Silva Neto